UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013 (July 9, 2013)

HEALTHCARE TRUST OF AMERICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

(480) 998-3478
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 9, 2013, we held our annual meeting of stockholders (the “Annual Meeting”) for the purpose of acting on the following two proposals properly brought before the meeting:
(1) electing the following individuals to our board of directors: Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe; and
(2) ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2013.
Election of Directors
At the Annual Meeting, our stockholders elected all of the director nominees identified above to serve until the Annual Meeting in 2014 and until their successors are duly elected and qualified. Set forth below are the final voting tallies for the Annual Meeting relating to such election of director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott D. Peters	90,498,096	1,788,340	60,699,412
W. Bradley Blair, II	81,096,696	11,189,740	60,699,412
Maurice J. DeWald	81,075,324	11,211,112	60,699,412
Warren D. Fix	79,180,714	13,105,722	60,699,412
Larry L. Mathis	90,893,655	1,392,781	60,699,412
Gary T. Wescombe	81,016,041	11,270,395	60,699,412
Auditor Ratification
At the Annual Meeting, our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Set forth below are the final voting tallies for the Annual Meeting relating to such auditor ratification:

Votes For	Votes Against	Abstentions
150,397,567	985,201	1,603,080

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

Date: July 9, 2013	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman